As filed with the Securities and Exchange Commission on December 23, 2013

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDYTOX SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	54-2156042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, Suite 800 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Medytox Solutions, Inc. 2013 Incentive Compensation Plan

(Full title of the plan)

William G. Forhan
Chairman and Chief Executive Officer

Medytox Solutions, Inc.

400 South Australian Avenue, Suite 800

West Palm Beach, Florida 33401

(Name and address of agent for service)

(561) 855-1626

(Telephone number, including area code, of agent for service)

With a copy to:

J. Thomas Cookson

Akerman LLP

One SE Third Avenue

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $.0001 par value	5,000,000 shares	$6.30	$31,500,000	$ 4,057.20

(1)	Also registered hereby are such additional and indeterminate number of shares of common stock as may become issuable in accordance with the provisions of the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “Plan”) relating to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, or similar changes.
(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the bid and asked prices per share of our common stock as reported over-the-counter on the OTC Electronic Bulletin Board on December 20, 2013.

The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, these documents are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012;

2)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013;

3)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2013;

4)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013;

5)	Our Information Statement dated November 26, 2013;

6)	Our Current Reports on Form 8-K filed with the Commission on January 15, 2013, January 18, 2013, March 15, 2013, April 26, 2013, July 11, 2013, July 24, 2013, September 13, 2013 and November 14, 2013; and

7)	The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the Commission on April 11, 2011, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action brought by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation, as amended, of Medytox Solutions, Inc. [1]
3.2	Certificate of Designation for the Series B Non-Convertible Preferred Stock, par value $.0001 per share, of Medytox Solutions, Inc. [2]
3.3	Certificate of Designation for the Series C Convertible Preferred Stock, par value $.0001 per share, of Medytox Solutions, Inc. [3]
3.4	Bylaws of Medytox Solutions, Inc. [4]
3.5	Amendment to Bylaws of Medytox Solutions, Inc. [3]
4.1	Medytox Solutions, Inc. 2013 Incentive Compensation Plan
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1)
23.2	Consent of Peter Messineo, CPA
23.3	Consent of DKM Certified Public Accountants
24.1	Power of Attorney (included in the Signature Pages to this Registration Statement)

(1) Incorporated by reference to the Company's report on Form 10-K, filed on April 13, 2012

(2) Incorporated by reference to the Company's report on Form 8-K, filed on August 15, 2012

(3) Incorporated by reference to the Company's report on Form 10-Q/A, filed on November 21, 2012

(4) Incorporated by reference to the Company's filing on Form SB-2, filed on October 27, 2006

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 23rd day of December, 2013.

MEDYTOX SOLUTIONS, INC.

By:   /s/ William G. Forhan

Name: William G. Forhan

Title: Chairman of the Board and Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William G. Forhan and Jace Simmons, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

____________

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William G. Forhan William G. Forhan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 23, 2013

/s/ Jace Simmons Jace Simmons	Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2013

/s/ Christopher E. Diamantis Christopher E. Diamantis	Director	December 23, 2013

/s/ Benjamin Frank	Director	December 23, 2013
Benjamin Frank

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation, as amended, of Medytox Solutions, Inc. [1]
3.2	Certificate of Designation for the Series B Non-Convertible Preferred Stock, par value $.0001 per share, of Medytox Solutions, Inc. [2]
3.3	Certificate of Designation for the Series C Convertible Preferred Stock, par value $.0001 per share, of Medytox Solutions, Inc. [3]
3.4	Bylaws of Medytox Solutions, Inc. [4]
3.5	Amendment to Bylaws of Medytox Solutions, Inc. [3]
4.1	Medytox Solutions, Inc. 2013 Incentive Compensation Plan
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1)
23.2	Consent of Peter Messineo, CPA
23.3	Consent of DKM Certified Public Accountants
24.1	Power of Attorney (included in the Signature Pages to this Registration Statement)

(1) Incorporated by reference to the Company's report on Form 10-K, filed on April 13, 2012

(2) Incorporated by reference to the Company's report on Form 8-K, filed on August 15, 2012

(3) Incorporated by reference to the Company's report on Form 10-Q/A, filed on November 21, 2012

(4) Incorporated by reference to the Company's filing on Form SB-2, filed on October 27, 2006

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